Exhibit 99.1

Avon Reports Third-Quarter 2019 Results
Focus on productivity continues to drive significant Profit and Cash Flow improvements

LONDON, October 31, 2019 - Avon Products, Inc. (NYSE:AVP) today announced its results for the quarter ended September 30, 2019.

	THREE MONTHS ENDED SEPTEMBER 30, 2019
			Change vs 3Q18
	Reported (GAAP)	Adjusted[1] (Non-GAAP)	Reported (GAAP)	Adjusted[1] (Non-GAAP)
Total US$ Reportable Segment Revenue	$1,183.3	$1,115.6	(16)%	(11)%
Total C$[1] Reportable Segment Revenue Change				(6)%

Gross Margin	60.6%	58.1%	(160) bps	100 bps
US$ Operating Profit	$97.7	$66.7	(48)%	74%
Operating Margin	8.2%	6.0%	(490) bps	300 bps

Diluted EPS from continuing operations	$0.21	$0.11	$0	$0.11
Free Cash Flow[1]		$64.8		$48.5

Jan Zijderveld, Avon CEO, said, “We continue to execute our Open Up turnaround strategy, with productivity gains driving adjusted operating margin expansion and improved free cash flow1. The push and pull strategies that we have spoken about, along with a bigger, on trend stream of innovations, are working together to create significant value. As expected, revenues declined as we continued to make sharper choices designed to drive a healthier, more sustainable and more profitable business."

Mr. Zijderveld continued, "Our focus on productivity led to a 4% improvement in Average Representative Sales with price/mix up 9%. We are restoring brand relevance and improving the effectiveness of our portfolios with innovation focused on Beauty. Our training programs are expanding and getting stronger based on what we have learned. Representatives are more productive and better practices are improving the quality of sales, both of which are crucial to sustainable, profitable growth."

Gustavo Arnal, Avon CFO, said, “We continue driving pricing and productivity improvements across all areas of our business. As we do this, we are transitioning to a more financially sound and sustainable business. Adjusted operating margins in Q3 doubled versus prior year, in spite of FX. Year to date, we have reduced headcount by 15% and aggressively reduced costs as part of our Fuel for Growth program. Free Cash Flow in Q3 was four times higher than last year, even as we funded significant restructuring investments."

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Highlights for Third-Quarter 2019 (compared with third-quarter 2018, unless otherwise noted):
•Total Reportable Segment Revenue decreased 16% in reported currency. Adjusted Total Reportable Segment Revenue decreased 6% in constant dollars, driven by unit volume declines from less profitable products.
•Price/mix increased 9%, driven by increases in every segment, as well as in every category.
•Average Representative Sales in constant dollars from Reportable Segments increased 4%, driven by increases in Latin America and Asia Pacific.
•Active Representatives increased 1% compared to second-quarter 2019 and declined 10% versus third-quarter 2018.
•Gross Margin of 60.6%. Adjusted Gross Margin increased 100 basis points to 58.1%, driven by price/mix which offset foreign exchange.
•Operating Margin of 8.2%. Adjusted Operating Margin increased 300 basis points to 6.0%, driven by price/mix and savings across multiple cost lines, more than offsetting foreign exchange.
•Diluted Earnings Per Share from continuing operations of $0.21. Adjusted Diluted Earnings Per Share of $0.11, compared with Adjusted Diluted Earnings Per Share of $0.00 for third-quarter 2018.

Third-Quarter 2019 Segment Review (compared with third-quarter 2018, unless otherwise noted)

SEGMENT RESULTS
($ in millions)
	Revenue		Adjusted Revenue			Active Representatives	Average Rep Sales C$	Units Sold	Price/ Mix C$	Active Representatives
	US$		US$		C$
Revenue & Drivers	Reported (GAAP)	% var. vs 3Q18	Adjusted (non-GAAP)	% var. vs 3Q18	% var. vs 3Q18	% var. vs 3Q18	% var. vs 3Q18	% var. vs 3Q18	% var. vs 3Q18	% var. vs 2Q19

Europe, Middle East & Africa	$398.3	(10)%	$398.3	(10)%	(7)%	(6)%	(1)%	(13)%	6%	(2)%
South Latin America	494.0	(23)	426.3	(11)	(3)	(10)	7	(16)	13	5
North Latin America	184.7	(11)	184.7	(11)	(9)	(13)	4	(15)	6	1
Asia Pacific	106.3	(12)	106.3	(12)	(13)	(19)	6	(21)	8	(7)

Total from reportable segments	1,183.3	(16)	1,115.6	(11)	(6)	(10)	4	(15)	9	1

Other operating segments and business activities	4.7	(44)	4.7	(44)	(45)
Total Avon	$1,188.0	(17)%	$1,120.3	(11)%	(7)%

Operating Profit/Margin	3Q 2019 Adjusted Operating Profit US$	3Q 2019 Adjusted Operating Margin US$	Change in Adjusted US$ vs 3Q18

Segment profit/margin
Europe, Middle East & Africa	$47.6	12.0%	160 bps
South Latin America	50.7	11.9	650
North Latin America	17.0	9.2	230
Asia Pacific	9.4	8.8	80
Total from reportable segments	$124.7	11.2	350

Other operating segments and business activities	.9
Unallocated global expenses	(58.9)
Total Avon Adjusted (Non-GAAP)	$66.7	6.0%	300 bps

Other operating segments and business activities include revenue from the sale of products to New Avon Company since the separation of the Company's North America business into New Avon Company on March 1, 2016 and ongoing royalties from the licensing of the Company's name and products. Other operating segments and business activities in 2018 also included the business results for Australia and New Zealand, which the Company exited in 2018.
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Adjustments to Third-Quarter 2019 GAAP Operating Profit to Arrive at Adjusted Operating Profit Results

Operating Profit/Margin	3Q 2019 Operating Profit US$	3Q 2019 Operating Margin US$	Change in US$ vs 3Q18
Total Avon Adjusted (Non-GAAP)	$66.7	6.0%	300 bps
Reconciliation to GAAP:
Certain Brazil indirect taxes	67.7
CTI restructuring initiatives	(17.5)
Other expenses (primarily fees related to the Natura transaction)	(19.2)
Total Avon Reported (GAAP)	$97.7	8.2%	(490) bps

During the third quarter of 2019, the following adjustments were made to GAAP Operating Profit to arrive at Adjusted Operating Profit:
•The Company recorded certain Brazil indirect tax benefits of approximately $68 million.
•The Company recorded costs to implement ("CTI") restructuring of approximately $18 million, primarily related to the Open Up Avon initiative.
•The Company recorded approximately $19 million of other expenses, primarily professional fees incurred in relation to the Natura transaction.

Third-Quarter 2019 Free Cash Flow Review (compared with third-quarter 2018)
•Free Cash Flow of $64.8 million was four times higher than the prior year driven by operational improvements in both earnings and working capital. Cash proceeds from asset sales, including the monetization of tax assets, funded Open Up Avon restructuring and mitigated the impact of non-recurring tax benefits in the third quarter of 2018.

	Three Months Ended September 30
	2019	2018	Change vs 3Q18
Brazil IPI judicial deposit receipt, net of refundable indirect tax timing difference	$—	$34.0	$(34.0)
All other operational cash flow changes	30.3	4.4	25.9
Net cash provided by operating activities of continuing operations	30.3	38.4	(8.1)
Net cash provided (used) by investing activities of continuing operations	15.1	(22.1)	37.2
Proceeds from monetization of COFINS tax credits	19.4	—	19.4
Free Cash Flow	$64.8	$16.3	$48.5

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Conference call
Avon will conduct a conference call at 9:00 a.m. Eastern Time today to discuss its quarterly results. The dial-in number for the call is (877) 407-0789 in North America or (201) 689-8562 from international locations. The call and related slide presentation will be webcast live at investor.avonworldwide.com and can be accessed or downloaded from that site for a period of one year. A telephonic playback of the call will also be available from 12:00 p.m. Eastern Time, October 31, 2019 through November 14, 2019. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13694944.
About Avon Products, Inc.
For more than 130 years Avon has stood for women: providing innovative, quality beauty products which are primarily sold to women, through women. Millions of independent Representatives across the world sell iconic Avon brands such as Avon Color and ANEW through their social networks, building their own beauty businesses on a full- or part-time basis. Avon supports women's empowerment, entrepreneurship and well-being and has donated over $1 billion to women's causes through Avon and the Avon Foundation. Learn more about Avon and its products at www.avonworldwide.com. #Stand4Her

Contacts (Investors & Media):
Amy Greene
Avon Investor & Stakeholder Relations
(212) 282-5320
or
James Golden/Leigh Parrish/Sophie Throsby
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
(AV-IR)
Footnotes
1 "Adjusted" items refer to financial measures that are derived from measures calculated in accordance with GAAP, but which have been adjusted to exclude certain items. Other Adjusted financial measures that the Company refers to include constant dollar ("C$") items and Free Cash Flow which the Company defines as net cash provided (used) by operating activities of continuing operations plus net cash provided (used) by investing activities of continuing operations plus the proceeds from monetization of COFINS tax credits presented within net cash provided (used) by financing activities of continuing operations. All of these adjusted items are Non-GAAP financial measures as described below under "Non-GAAP Financial Measures." These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Please refer to the Company's "Non-GAAP Financial Measures" description at the end of this release and the reconciliations the Company provides of these Non-GAAP financial measures to their comparable GAAP measures.
Forward-Looking Statements
This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s growth and long-term success, and improved representative engagement and service. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility of business disruption, competitive uncertainties, and general economic and business conditions in Avon’s markets as well as the other risks detailed in Avon’s Annual Report on Form 10-K for the year ended December 31, 2018, and Avon's other filings with the Securities and Exchange Commission. Avon undertakes no obligation to update any statements in this press release for changes that happen after the date of this release.
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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Percent Change	Nine Months Ended		Percent Change
	September 30			September 30
	2019	2018		2019	2018
Product sales	$1,117.2	$1,346.3	(17)%	$3,342.2	$3,924.7	(15)%
Other revenue	70.8	77.9		207.5	244.9
Total revenue	1,188.0	1,424.2	(17)%	3,549.7	4,169.6	(15)%

Cost of sales	(468.2)	(538.4)		(1,482.7)	(1,657.8)
Selling, general and administrative expenses	(622.1)	(698.9)		(1,942.7)	(2,227.0)
Operating profit	97.7	186.9	(48)%	124.3	284.8	(56)%

Interest expense	(32.0)	(31.3)		(95.9)	(102.0)
Loss on extinguishment of debt and credit facilities	(8.1)	—		(10.1)	(2.9)
Interest income	2.1	4.3		5.3	12.0
Other income, net	57.9	22.2		87.3	0.3
Gain on sale of business/assets	26.8	—		50.3	—
Total other income (expenses)	46.7	(4.8)		36.9	(92.6)

Income from continuing operations, before income taxes	144.4	182.1	(21)%	161.2	192.2	(16)%
Income taxes	(31.5)	(68.3)		(78.2)	(136.5)

Income from continuing operations, net of tax	112.9	113.8	(1)%	83.0	55.7	49%
Loss from discontinued operations, net of tax	(6.3)	—		(29.0)	—

Net Income	106.6	113.8	(6)%	54.0	55.7	(3)%
Net loss attributable to noncontrolling interests	.3	.7		.7	2.4
Net Income attributable to Avon	$106.9	$114.5	(7)%	$54.7	$58.1	(6)%

Earnings (Loss) per share (1)
Basic
Basic EPS from continuing operations	$0.21	$0.21	-%	$0.14	$0.09	56%
Basic EPS from discontinued operations	(0.01)	—	*	(0.06)	—	*
Basic EPS attributable to Avon	$0.20	$0.21	(5%)	$0.08	$0.09	(11%)

Diluted
Diluted EPS from continuing operations	$0.21	$0.21	-%	$0.14	$0.09	56%
Diluted EPS from discontinued operations	(0.01)	—	*	(0.06)	—	*
Diluted EPS attributable to Avon	$0.20	$0.21	(5%)	$0.08	$0.09	(11%)

Weighted-average shares outstanding:
Basic	442.4	442.3		442.7	441.8
Diluted	442.6	442.3		442.9	441.8

* Calculation not meaningful
(1) Under the two-class method, earnings (loss) per share is calculated using net gain (loss) allocable to common shares, which is derived by reducing net income by the income allocable to participating securities and earnings allocated to convertible preferred stock. Net income from continuing operations allocable to common shares used in the basic and diluted earnings per share calculation was $93.0 and $94.3 for the three months ended September 30, 2019 and 2018, respectively. Net income from continuing operations allocable to common shares used in the basic and diluted earnings per share calculation was $63.5 and $39.3 for the nine months ended September 30, 2019 and 2018, respectively.

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AVON PRODUCTS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2018 (Audited), June 30, 2019 (Unaudited) and September 30, 2019 (Unaudited)
(In millions)

	September 30,	June 30,	December 31,
	2019	2019	2018
Assets
Current Assets
Cash and cash equivalents	$564.2	$421.0	$532.7
Accounts receivable, net	303.0	332.8	349.7
Inventories	499.4	515.6	542.0
Prepaid expenses and other	265.4	264.2	272.0
Assets held for sale	18.3	10.1	65.6
Total current assets	1,650.3	1,543.7	1,762.0

Property, plant and equipment, at cost	1,101.4	1,177.8	1,207.8
Less accumulated depreciation	(624.4)	(657.6)	(650.2)
Property, plant and equipment, net	477.0	520.2	557.6

Right-of-use assets	172.3	174.9	—
Goodwill	82.5	89.9	87.4
Deferred tax asset	174.2	208.2	212.6
Other assets	513.9	434.3	390.4
Total assets	$3,070.2	$2,971.2	$3,010.0

Liabilities, Series C Convertible Preferred Stock and Shareholders' Deficit
Current Liabilities
Debt maturing within one year	116.2	398.5	12.0
Accounts payable	642.0	682.2	816.5
Accrued compensation	104.4	94.1	85.5
Other accrued liabilities	387.9	436.1	451.3
Sales taxes and taxes other than income	98.2	116.0	103.9
Income taxes	10.4	11.7	15.9
Held for sale liabilities	—	—	11.4
Current liabilities of discontinued operations	14.2	18.1	—
Total current liabilities	1,373.3	1,756.7	1,496.5
Long-term debt	1,589.1	1,197.0	1,581.6
Long-term operating lease liability	141.7	144.8	—
Employee benefit plans	128.2	129.6	128.3
Long-term income taxes	127.4	140.9	136.2
Other liabilities	74.6	54.8	72.1
Total liabilities	3,434.3	3,423.8	3,414.7

Series C convertible preferred stock	511.1	504.7	492.1

Shareholders' Deficit
Common stock	190.4	190.7	190.3
Additional paid-in capital	2,310.5	2,307.5	2,303.6
Retained earnings	2,270.0	2,169.5	2,234.3
Accumulated other comprehensive loss	(1,049.7)	(1,028.9)	(1,030.4)
Treasury stock, at cost	(4,603.3)	(4,603.3)	(4,602.3)
Total Avon shareholders' deficit	(882.1)	(964.5)	(904.5)
Noncontrolling interests	6.9	7.2	7.7
Total shareholders' deficit	(875.2)	(957.3)	(896.8)
Total liabilities, series C convertible preferred stock and shareholders' deficit	$3,070.2	$2,971.2	$3,010.0

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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018
Cash Flows from Operating Activities
Net Income	$106.6	$113.8	$54.0	$55.7
Loss from discontinued operations, net of tax	(6.3)	—	(29.0)	—
Income from continuing operations, net of tax	112.9	113.8	83.0	55.7
Adjustments to reconcile net income from continuing operations to net cash provided (used) by operating activities:
Depreciation	18.1	19.5	54.6	61.1
Amortization	5.9	6.5	18.7	20.3
Provision for doubtful accounts	28.2	40.7	86.9	126.9
Provision for obsolescence	6.0	9.2	22.2	22.5
Share-based compensation	3.7	2.0	8.9	9.5
Foreign exchange losses (gains)	.6	(9.5)	(6.7)	4.0
Deferred income taxes	14.4	(28.3)	21.7	(28.5)
Impairment loss on assets	2.1	—	15.4	—
Gain on sale of business / assets	(26.8)	—	(50.3)	—
Certain Brazil indirect taxes	(118.3)	(194.7)	(118.3)	(194.7)
Other	11.5	11.0	16.7	14.2

Changes in assets and liabilities:
Accounts receivable	(15.2)	(43.4)	(56.1)	(93.4)
Inventories	(7.9)	(32.1)	10.1	(131.8)
Prepaid expenses and other	18.9	(39.9)	34.1	(38.2)
Accounts payable and accrued liabilities	(21.5)	45.9	(232.8)	(30.7)
Income and other taxes	(1.7)	74.4	5.5	74.1
Noncurrent assets and liabilities	(.6)	63.3	(18.9)	60.7
Net cash provided (used) by operating activities of continuing operations	30.3	38.4	(105.3)	(68.3)

Cash Flows from Investing Activities
Capital expenditures	(10.3)	(23.0)	(42.8)	(71.0)
Disposal of assets	1.0	.9	1.8	2.3
Net proceeds from sale of business	23.4	—	99.9	—
Other investing activities	1.0	—	1.0	(3.3)
Net cash provided (used) by investing activities of continuing operations	15.1	(22.1)	59.9	(72.0)

Cash Flows from Financing Activities
Debt, net (maturities of three months or less)	(7.4)	3.6	(6.9)	(6.8)
Proceeds from debt	400.0	—	400.0	—
Repayment of debt	(275.5)	(.3)	(275.8)	(238.9)
Repurchase of common stock	.1	.1	(1.0)	(3.1)
Costs associated with debt issue / repayment	(16.4)	(6.2)	(25.4)	(6.2)
Proceeds from monetization of COFINS tax credits	19.4	—	19.4	—
Other financing activities	.7	—	.5	(.1)
Net cash provided (used) by financing activities of continuing operations	120.9	(2.8)	110.8	(255.1)

Cash Flows from Discontinued Operations
Net cash used by operating activities of discontinued operations	(10.2)	—	(14.8)	—
Net cash used by discontinued operations	(10.2)	—	(14.8)	—

Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(12.9)	(4.8)	(15.2)	(33.5)
Net increase (decrease) in cash and cash equivalents, and restricted cash	143.2	8.7	35.4	(428.9)
Cash and cash equivalents, and restricted cash at beginning of period (1)	428.6	443.9	536.4	881.5
Cash and cash equivalents, and restricted cash at end of period (2)	$571.8	$452.6	$571.8	$452.6
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(1)The balance at the beginning of the nine month period ended September 30, 2019 includes cash and cash equivalents of $3.7 classified as Assets held for sale in the Company's Consolidated Balance Sheets at the end of the year in 2018
(2)The balance at the ending of the three and nine month period ended September 30, 2019 includes restricted cash of $7.6 related to the sale of Avon Manufacturing (Guangzhou), Ltd.
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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
Three Months Ended September 30, 2019
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED SEPTEMBER 30, 2019
	Reported (GAAP)	Certain Brazil indirect taxes	CTI restructuring initiatives	Other expenses[1]	Adjusted (Non-GAAP)
Total revenue	$1,188.0	$(67.7)	$—	$—	$1,120.3
Cost of sales	(468.2)	—	(1.0)	—	(469.2)
Selling, general and administrative expenses	(622.1)	—	18.5	19.2	(584.4)
Operating profit	97.7	(67.7)	17.5	19.2	66.7
Gain on sale of business / assets	26.8	—	—		26.8
All other expenses	19.9	(50.6)	—	7.5	(23.2)
Income from continuing operations, before income taxes	144.4	(118.3)	17.5	26.7	70.3
Income taxes	(31.5)	23.0	(1.5)	—	(10.0)
Income from continuing operations, net of tax	$112.9	$(95.3)	$16.0	$26.7	$60.3

Diluted EPS from continuing operations	$0.21				$0.11

Gross margin	60.6%	(2.4)	(0.1)	—	58.1%
SG&A as a % of revenue	52.4%	3.0	(1.6)	(1.6)	52.2%
Operating margin	8.2%	(5.3)	1.5	1.6	6.0%
Effective tax rate	21.8%				14.2%

1The Company recorded approximately $27 million of other expenses, primarily professional fees incurred in relation to the Natura transaction, and the loss on extinguishment of debt and credit facilities.
Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Three Months Ended September 30, 2019
Net cash provided by operating activities of continuing operations	$30.3
Net cash provided by investing activities of continuing operations	15.1
Proceeds from monetization of COFINS tax credits	$19.4
Free cash flow	$64.8

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
Nine Months Ended September 30, 2019
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	NINE MONTHS ENDED SEPTEMBER 30, 2019
	Reported (GAAP)	Certain Brazil indirect taxes	CTI restructuring initiatives	Other expenses[2]	Adjusted (Non-GAAP)
Total revenue	$3,549.7	$(67.7)	$—	$—	$3,482.0
Cost of sales	(1,482.7)	—	11.9	—	(1,470.8)
Selling, general and administrative expenses	(1,942.7)	—	104.8	36.4	(1,801.5)
Operating profit	124.3	(67.7)	116.7	36.4	209.7
Gain on sale of business / assets[1]	50.3	—	(23.5)	—	26.8
All other expenses	(13.4)	(50.6)	—	7.5	(56.5)
Income from continuing operations, before income taxes	161.2	(118.3)	93.2	43.9	180.0
Income taxes	(78.2)	23.0	(11.8)	—	(67.0)
Income from continuing operations, net of tax	$83.0	$(95.3)	$81.4	$43.9	$113.0

Diluted EPS from continuing operations	$0.14				$0.21

Gross margin	58.2%	(0.7)	0.3	—	57.8%
SG&A as a % of revenue	54.7%	1.0	(3.0)	(1.0)	51.7%
Operating margin	3.5%	(1.8)	3.3	1.0	6.0%
Effective tax rate	48.5%				37.2%

1Gain relates to the sale of the China manufacturing facility in the first quarter of 2019 and to the sales of the Rye office and the Malaysia Maximin business in the second quarter of 2019.
2The Company recorded approximately $44 million of other expenses, primarily professional fees incurred in relation to the Natura transaction, the loss on extinguishment of debt and credit facilities, and other impairment losses on assets.
Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Nine Months Ended September 30, 2019
Net cash used by operating activities of continuing operations	$(105.3)
Net cash provided by investing activities of continuing operations	59.9
Proceeds from monetization of COFINS tax credits	$19.4
Free cash flow	$(26.0)

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
Three Months Ended September 30, 2018
(In millions, except per share data)

This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED SEPTEMBER 30, 2018
	Reported (GAAP)	Certain Brazil indirect taxes	CTI restructuring initiatives	Special tax items	Adjusted (Non-GAAP)
Total revenue	$1,424.2	$(168.4)	$—	$—	$1,255.8
Cost of sales	(538.4)	—	(0.1)	—	(538.5)
Selling, general and administrative expenses	(698.9)	—	19.9	—	(679.0)
Operating profit	186.9	(168.4)	19.8	—	38.3
Income from continuing operations, before income taxes	182.1	(194.7)	19.8	—	7.2
Income taxes	(68.3)	66.2	(2.3)	3.7	(0.7)
Income from continuing operations, net of tax	$113.8	$(128.5)	$17.5	$3.7	$6.5

Diluted EPS	$0.21				$—

Gross margin	62.2%	(5.1)	—	—	57.1%
SG&A as a % of revenue	49.1%	6.4	(1.4)	—	54.1%
Operating margin	13.1%	(11.5)	1.4	—	3.0%
Effective tax rate	37.5%				9.7%

Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Three Months Ended September 30, 2018
Net cash provided by operating activities of continuing operations	$38.4
Net cash used by investing activities of continuing operations	(22.1)
Free cash flow	$16.3

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
Nine Months Ended September 30, 2018
(In millions, except per share data)

This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	NINE MONTHS ENDED SEPTEMBER 30, 2018
	Reported (GAAP)	Certain Brazil indirect taxes	CTI restructuring initiatives	Special tax items[1]	Adjusted (Non-GAAP)
Total revenue	$4,169.6	$(168.4)	$—	$—	$4,001.2
Cost of sales	(1,657.8)	—	1.0	—	(1,656.8)
Selling, general and administrative expenses	(2,227.0)	—	53.4	—	(2,173.6)
Operating profit	284.8	(168.4)	54.4	—	170.8
Income from continuing operations, before income taxes	192.2	(194.7)	54.4	—	51.9
Income taxes	(136.5)	66.2	(4.4)	18.4	(56.3)
Income (loss) from continuing operations, net of tax	$55.7	$(128.5)	$50.0	$18.4	$(4.4)

Diluted EPS	$0.09				$(0.05)

Gross margin	60.2%	(1.6)	—	—	58.6%
SG&A as a % of revenue	53.4%	2.2	(1.3)	—	54.3%
Operating margin	6.8%	(3.8)	1.3	—	4.3%
Effective tax rate	71.0%				108.5%

1Special tax items includes the impact on the provision for income taxes in the Consolidated Statements of Operations for the nine month period ended September 30, 2018 due to one-time tax reserves of approximately $15 associated with uncertain tax positions.
Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Nine Months Ended September 30, 2018
Net cash used by operating activities of continuing operations	$(68.3)
Net cash used by investing activities of continuing operations	(72.0)
Free cash flow	$(140.3)

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Non-GAAP Financial Measures
To supplement the Company's financial results presented in accordance with GAAP, the Company discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: revenue, adjusted revenue, operating profit (loss), Adjusted operating profit, operating margin, Adjusted operating margin and diluted earnings (loss) per share. The Company also refers to these adjusted financial measures as constant dollar items, which are Non-GAAP financial measures. The Company believes these measures provide investors an additional perspective on trends and underlying business results. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, the Company calculates current-year results and prior-year results at constant exchange rates, which are updated on an annual basis as part of the Company's budgeting process. Foreign currency impact is determined as the difference between actual growth rates and constant-dollar growth rates. The approximate unfavorable impact of foreign currency on third-quarter 2019 Total Avon revenue was 4%.
The Company also presents total revenue, cost of sales, gross margin, selling, general and administrative expenses, selling, general and administrative expenses as a percentage of revenue, operating profit (loss), operating margin, income (loss) before taxes, income taxes, net income (loss), diluted earnings (loss) per share and effective tax rate on a Non-GAAP basis. The Company refers to these Non-GAAP financial measures as "Adjusted." The Company also presents free cash flow as an additional financial measure for liquidity. The Company has provided quantitative reconciliations of the Non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP. See "Supplemental Schedule - Non-GAAP Financial Measures" within this release for these quantitative reconciliations.
The Company uses Non-GAAP financial measures to evaluate its operating performance. These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company believes investors find the Non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the Company's financial results in any particular period. The Company believes that it is meaningful for investors to be made aware of the impacts of 1) certain Brazil indirect taxes; 2) CTI restructuring initiatives; 3) Natura transaction fees and other impairment losses on assets; 4) costs associated with the early termination of debt; and 5) one-time tax items that are not associated with recurring, normal operations ("Special tax items").

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